NATIONAL CITY
                                 BANCORPORATION




                                      1997




                                 THIRD QUARTER

                                     REPORT

                                  NINE MONTHS

                                     ENDED

                               SEPTEMBER 30, 1997

TO OUR STOCKHOLDERS:

Net earnings were $4,311,000 for the third quarter of 1997, up 26 percent, compared with $3,429,000 in the third quarter of 1996. Earnings per share increased to $0.54 compared with $0.43 in the third quarter of 1996. For the nine-month period ending September 30, 1997, net earnings increased to $11,075,000 or $1.37 per share from $9,210,000 and $1.14 per share for the same period last year.

Third quarter net interest income was $11,243,000, which was higher by $1,390,000, or 14 percent, than in the third quarter of 1996. The improvement was primarily attributable to an increase in average loans, which were up $81.9 million, or 14 percent from the third quarter of 1996. The growth in loans occurred mainly in commercial lending at both subsidiaries, National City Bank of Minneapolis and Diversified Business Credit, Inc. The net interest margin was 5.14 percent for the third quarter compared with 5.25 percent for the same period last year. Non-interest income for the third quarter was $1,108,000 or 46 percent more than the third quarter of 1996. Noninterest income included a $1,369,000 income tax refund from the State of Minnesota with an after tax effect of $850,000. Noninterest expense for the third quarter was $1,116,000 or 18 percent more than the third quarter of 1996 due to expenses related to continued investment in premises, equipment, and technology and increased performancebased compensation expenses.

There were net loan recoveries for the third quarter of $61,000. Additional loss provisions of $502,000 were added to the reserve during the quarter. As a result, the Company's reserve for loan losses at quarter-end was $9,805,000 or
1.46 percent of loans outstanding compared to $8,511,000 and 1.43 percent at December 31, 1996. Nonperforming assets, those loans which were 90 days past due or on which interest is no longer expected to be earned, were $3.0 million or
 .44 percent of total loans at September 30, 1997 compared with $3.2 million or .54 percent of total loans at December 31, 1996. The reserve coverage of these nonperforming assets was 328 percent.

Current news and other information about your Company can now be found on the internet at
                       http://www.shareholdernews.com/NCBM
The site includes our current stock price, press releases, and a link to Securities and Exchange Commission filings.



/s/ David L. Andreas
David L. Andreas
Chairman of the Board and
Chief Executive Officer

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEETS
(in thousands)                                                          September 30,   December 31,
                                                                            1997           1996
---------------------------------------------------------------------------------------------------
ASSETS
     Cash and due from banks .....................................      $    63,404     $    47,934
     Federal funds sold and resale agreements ....................           21,750          60,120
     Available-for-sale securities:
         U.S. Treasury ...........................................           23,983          23,903
         U.S. Government agencies ................................            9,855           9,661
         Mortgage-backed .........................................           88,001          94,671
         Other securities ........................................            4,955           4,955
                                                                        -----------     -----------
              Total available-for-sale securities ................          126,794         133,190
     Held-to-maturity securities:
         Mortgage-backed .........................................           40,117          31,254
         Other securities ........................................                              251
                                                                        -----------     -----------
              Total held-to-maturity securities ..................           40,117          31,505
              (approximate market value: 1997$40,644; 1996$31,812)
     Loans .......................................................          673,146         596,504
         Less allowance for loan losses ..........................           (9,805)         (8,511)
                                                                        -----------     -----------
             Net loans ...........................................          663,341         587,993
     Bank premises & equipment ...................................           11,806          11,798
     Accrued interest receivable .................................            6,852           6,306
     Customer acceptance liability ...............................              327             787
     Other assets ................................................           20,283          20,496
                                                                        -----------     -----------
              Total assets .......................................      $   954,674     $   900,129
                                                                        ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Deposits:
         Noninterest bearing .....................................      $   122,064     $   162,895
         Interest bearing ........................................          345,113         356,736
                                                                        -----------     -----------
              Total deposits .....................................          467,177         519,631
     Federal funds purchased and repurchase agreements ...........          130,477          96,640
     Commercial paper ............................................          137,714          98,107
     Other short-term borrowed funds .............................           25,178          11,366
     Acceptances outstanding .....................................              327             787
     Other liabilities ...........................................            8,010           7,665
     Long-term debt ..............................................           57,000          47,920
                                                                        -----------     -----------
              Total liabilities ..................................          825,883         782,116
     Stockholders' equity:
         Common stock, par value $1.25
              Authorized shares: 20,000,000
              Issued shares: 1997 -- 8,110,836; 1996 -- 7,374,520            10,139           9,218
         Additional paid-in capital ..............................           94,756          79,199
         Unrealized gains (losses) net of tax effect .............              172            (405)
         Retained earnings .......................................           24,575          30,001
                                                                        -----------     -----------
              Subtotal ...........................................          129,642         118,013
     Less common stock in treasury at cost:
         1997 -- 33,387 shares; 1996 -- 16 shares ................             (851)
                                                                        -----------     -----------
              Total stockholders' equity .........................          128,791         118,013
                                                                        -----------     -----------
              Total liabilities and stockholders' equity .........      $   954,674     $   900,129
                                                                        ===========     ===========

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)                                          Three Months Ended            Nine Months Ended
                                                                            September 30,                September 30,
                                                                         1997          1996           1997          1996
----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
     Interest and fees on loans ................................    $    17,199    $    14,660    $    48,892    $    42,816
     Interest on federal funds sold & resale agreements ........            491             90          1,087            414
     Interest and dividends on securities: .....................          2,873          2,642          8,499          7,785
                                                                    -----------    -----------    -----------    -----------
              Total interest income ............................         20,563         17,392         58,478         51,015

INTEREST EXPENSE
     Interest on deposits ......................................          4,401          3,668         12,147         10,754
     Interest on short-term borrowed funds .....................          3,922          3,061         11,156          8,770
     Interest on long-term debt ................................            997            810          2,821          2,435
                                                                    -----------    -----------    -----------    -----------
              Total interest expense ...........................          9,320          7,539         26,124         21,959
                                                                    -----------    -----------    -----------    -----------
              Net interest income ..............................         11,243          9,853         32,354         29,056
     Provision for loan losses .................................            502            495          1,859          1,395
                                                                    -----------    -----------    -----------    -----------
     Net interest income after provision for loan losses .......         10,741          9,358         30,495         27,661

NONINTEREST INCOME
     Service charges on deposit accounts .......................            496            520          1,678          1,529
     Fees for other customer services ..........................            420            425          1,258          1,405
     Trust fees ................................................          1,031          1,095          3,544          3,346
     State income tax refund ...................................          1,369                         1,369
     Other .....................................................            173            341          1,100            886
                                                                    -----------    -----------    -----------    -----------
              Total noninterest income .........................          3,489          2,381          8,949          7,166

NONINTEREST EXPENSES
     Salaries and employee benefits ............................          4,013          3,527         11,651         11,159
     Net occupancy expense .....................................            788            704          2,332          2,164
     Equipment rentals, depreciation & maintenance .............            890            687          2,662          2,054
     Other .....................................................          1,458          1,115          4,530          4,246
                                                                    -----------    -----------    -----------    -----------
              Total noninterest expense ........................          7,149          6,033         21,175         19,623
                                                                    -----------    -----------    -----------    -----------
     Earnings before taxes .....................................          7,081          5,706         18,269         15,204
     Applicable income taxes ...................................          2,770          2,277          7,194          5,994
                                                                    -----------    -----------    -----------    -----------
              Net earnings .....................................    $     4,311    $     3,429    $    11,075    $     9,210
                                                                    ===========    ===========    ===========    ===========
Net earnings per common share ..................................    $      0.54    $      0.43    $      1.37    $      1.14

Average common and common equivalent shares outstanding ........      8,088,698      8,111,246      8,103,387      8,111,265


NATIONAL CITY BANCORPORATION
CHANGE OF ADDRESS FOR SHAREHOLDER




National City Bank of Minneapolis
Stock Transfer Department
P.O. Box 1919
Minneapolis, Minnesota 55480-1919


PLEASE CHANGE MY ADDRESS TO:

Name
     --------------------------------------------------------------------------
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)

Street
       ------------------------------------------------------------------------

City
     --------------------------------------------------------------------------

State                                        Zip Code
     ---------------------------------------          -------------------------

Date
     --------------------------------------------------------------------------


                                  Old Address

Street
       ------------------------------------------------------------------------

City
     --------------------------------------------------------------------------

State                                        Zip Code
     ---------------------------------------          -------------------------

Signature
          ---------------------------------------------------------------------

DIRECTORS OF NATIONAL CITY                     OFFICERS OF NATIONAL CITY
BANCORPORATION                                 BANCORPORATION

David L. Andreas                               David L. Andreas
CHAIRMAN OF THE BOARD AND                      CHAIRMAN OF THE BOARD AND
CHIEF EXECUTIVE OFFICER                        CHIEF EXECUTIVE OFFICER
National City Bancorporation
                                               Thomas J. Freed
Wendell R. Anderson*                           SECRETARY AND
OF COUNSEL                                     CHIEF FINANCIAL OFFICER
Larkin, Hoffman, Daly and
Lindgren Ltd.                                  PRINCIPAL OFFICERS OF
                                               SUBSIDIARIES
L.W. Andreas
RETIRED CHAIRMAN OF                            DIVERSIFIED BUSINESS
THE BOARD AND                                  CREDIT INC.
CHIEF EXECUTIVE OFFICER
National City Bancorporation                   David L. Andreas
                                               CHAIRMAN OF THE BOARD
Terry L. Andreas
CHAIRMAN OF THE BOARD                          Robert L. Olson
School for Field Studies                       PRESIDENT AND
Beverly, Massachusetts                         CHIEF EXECUTIVE OFFICER

Marvin Borman*                                 Janet L. Pomeroy
PARTNER                                        SENIOR VICE PRESIDENT
Maslon, Edelman, Borman
and Brand                                      NATIONAL CITY BANK
                                               OF MINNEAPOLIS
Kenneth H. Dahlberg
CHAIRMAN OF THE BOARD                          David C. Malmberg
Dahlberg, Inc.                                 NON-EXECUTIVE CHAIRMAN
                                               OF THE BOARD
John H. Daniels, Jr.*
PARTNER                                        David L. Andreas
Willeke and Daniels                            PRESIDENT AND
                                               CHIEF EXECUTIVE OFFICER
Thomas E. Holloran*
PROFESSOR, GRADUATE PROGRAMS                   William J. Klein
IN MANAGEMENT                                  EXECUTIVE VICE PRESIDENT
University of St. Thomas                       CLIENT SERVICES

C. Bernard Jacobs                              Thomas J. Freed
RETIRED PRESIDENT AND                          SENIOR VICE PRESIDENT AND
CHIEF EXECUTIVE OFFICER                        CHIEF FINANCIAL OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE                        Donald W. Kjonaas
BOARD                                          SENIOR VICE PRESIDENT
National City Bank                             OPERATIONS

David C. Malmberg
NON-EXECUTIVE CHAIRMAN
OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN
OF THE BOARD
National City Bank

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company

*Members of the Audit Committee

FINANCIAL HIGHLIGHTS
(in thousands except per share)

                                   THIRD QUARTER ENDED
                                      SEPTEMBER 30,
                              ---------------------------     PERCENT
                                   1997             1996      CHANGE
                              ----------         --------     -------
EARNINGS:
 Net interest income            $ 11,243         $  9,853       14%
 Net earnings                      4,311            3,429       26%

EARNINGS PER COMMON SHARE:
 Net earnings*                  $   0.54         $   0.43



                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,
                              ---------------------------
                                   1997             1996
                              ----------         --------
EARNINGS:
 Net interest income            $ 32,354         $ 29,056       11%
 Net earnings                     11,075            9,210       20%

EARNINGS PER COMMON SHARE:
 Net earnings*                  $   1.37         $   1.14



                              SEPTEMBER 30,    DECEMBER 31,
                                  1997             1996
                              -------------    ------------
BALANCE SHEET ITEMS
 Total assets                   $954,674         $900,129        6%
 Loans                           673,146          596,504       13%
 Deposits                        467,177          519,631      (10)%
 Stockholders' equity            128,791          118,013        9%
 Book value per share*             15.94            14.55
----------------------
  *(adjusted for stock dividends)

NATIONAL CITY BANCORPORATION
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611
Telephone 612-904-8503